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                               E X H I B I T  23(b)

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Pall Corporation:


We consent to the incorporation by reference, in the Registration Statement on Form S-8 of Pall Corporation relating to 1,000,000 restricted stock units, 1,000,000 shares of its common stock and 1,000,000 of its common share purchase rights authorized for issuance under its Management Stock Purchase Plan adopted June 29, 1999, of our reports dated September 2, 1998 with respect to the consolidated balance sheets of Pall Corporation and its subsidiaries as of August 1, 1998, and August 2, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended August 1, 1998, which reports are incorporated by reference or appear in the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 1, 1998.


                                                     /s/KPMG LLP

                                                     KPMG LLP

Melville, New York
July 7, 1999